EX-23.a
Consent of Independent Auditors


                       Independent Accountants' Consent



The Board of Directors
Kansas City Life Insurance Company:


We consent to incorporation by reference in the registration statement (No.2-97351) on Form S-8 of Kansas City Life Insurance Company of our report dated January 17, 2001 relating to the consolidated balance sheet of Kansas City Life Insurance Company and subsidiaries as of December 31, 2000, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended and all related schedules, which report is incorporated by reference in the December 31, 2000, annual report on Form 10-K of Kansas City Life Insurance Company.

The audit referred to in our report dated January 17, 2001, included the related financial statement schedules listed in Item 14(a) as of December 31, 2000, and for the year then included in this annual report on Form 10-K. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                    KPMG LLP

Omaha, Nebraska
March 23, 2001